                           CERTAIN SERVICES AGREEMENT
                           --------------------------

            THIS CERTAIN SERVICES AGREEMENT (this "Agreement") is made as of the
1st  day of  January,  1995,  by  and  between  LYNCH  CORPORATION,  an  Indiana corporation  ("Lynch"),  and THE MORGAN  GROUP,  INC.,  a  Delaware  corporation
("Morgan"). Unless the context otherwise requires, the term "Morgan", as used in this Agreement shall refer to Morgan and its subsidiaries.

                                   WITNESSETH:
                                   -----------

            WHEREAS, Morgan is a 47% owned subsidiary of Lynch; and

            WHEREAS, Morgan wishes to obtain certain services from Lynch, and
Lynch wishes to provide Morgan with such services.

            NOW THEREFORE, in consideration of the premises, the parties hereto agree as follows:

            1. Terms of Agreement. This Agreement shall be effective as of the date hereof and shall continue until terminated by either party upon thirty (30)
days' notice to the other party.

            2. Certain Services/Fees. Lynch shall provide, as requested, to
Morgan certain services, including, but not limited to, acquisition, strategic, financial and planning advice, auditing review, directors and officers insurance procurement, and corporate secretarial services to the Board of Directors. As part thereof, Mr. Gabelli shall serve as a director of Morgan, without payment of annual retainer and per meeting fees, and Mr. Hurwich shall serve as corporate secretary to the Board of Directors. Morgan shall pay Lynch an annual fee of One Hundred Thousand Dollars ($100,000) for such services, payable in equal quarterly installments of Twenty Five Thousand Dollars

                                       2

($25,000) on the first day of each calendar quarter, with the first installment being due on execution of this Agreement for the period January 1, 1995 through
March 31, 1995. The Annual Fee includes the first $10,000 of out-of-pocket expenses which Lynch may incur. Morgan acknowledges that such fee arrangement is fair to it.

            3. Limitation of Liability. Lynch shall not be liable to Morgan for any loss, damage or injury ("damages") (whether caused in whole or in part by its negligence or gross negligence, that of its employees, agents or affiliates, or through contingencies beyond its control), arising out of the provision of
(or failure to provide) any services hereunder, except for Lynch's willful and intentional bad faith. In no event, whatsoever, shall Lynch or its employees, agents or affiliates be liable for any damages exceeding the aggregate amount of any fees paid to Lynch under Section 2 of this Agreement or for any punitive or consequential damages. Morgan shall indemnify and hold harmless Lynch and its employees, agents and affiliates from and against all judgements, penalties, fines, amounts paid in settlement and reasonable expenses (to be paid or reimbursed as incurred), incurred in connection with any threatened, pending or completed action, suit or proceeding arising out of or relating to this
Agreement (or any services performed, to be performed or failed to be performed)
to the maximum extent permitted by Delaware law. The indemnification provided herein shall not be deemed exclusive or preclude any other rights to which Lynch or its employees, agents or affiliates may be entitled, whether under Morgan's
By-laws, law, insurance or otherwise.

            4. Mutual Cooperation. Lynch and Morgan acknowledge that the operation of Morgan and performance of this Agreement will require the mutual cooperation of the parties, and each of the parties shall assist and cooperate with the other party as

reasonably necessary to enable this Agreement to be performed. While Lynch is to provide certain services to Morgan hereunder, the parties recognize that Morgan is managed by its own independent Board of Directors and executive management.

            5. Assignment and Delegation/No Third Party Beneficiaries. This
Agreement is personal in nature, and neither of the parties may, without the written consent of the other, assign any of the rights or delegate any of the duties hereunder. No person or entity other than the parties hereto, shall have any rights under or in respect of this Agreement.

            6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties' successors and assigns.

            7. Arbitration. Any disputes or claims arising out of or relating to this Agreement (or any services performed, to be performed or failure to be performed) shall be determined solely by arbitration, which unless otherwise agreed by the parties hereto shall be pursuant to the rules of the American
Arbitration Association.

            8. Entire Agreement. This Agreement embodies the entire
understanding between the parties relating to its subject matter and supersedes and terminates all prior agreements between the parties with respect to its subject matter. This Agreement may not be modified or terminated except by a writing duly signed by each of the parties hereto, and no waiver of any provision of this Agreement shall be effective unless in a writing duly signed by the party sought to be bound.

            9. Governing Law. This Agreement shall be constructed under and governed by the substantive laws of the State of Delaware, without giving effect to any choice of law provisions.

                                       3

            10. Notices. All notices given pursuant to this Agreement shall be in writing and shall be deemed given when personally delivered or when deposited in the mails and sent by registered or certified mail, return receipt requested, to the parties at the following addresses or at such other address as either party may designate to the other by like notice; provided, however, that this provision shall not prevent the giving of actual notice by any other method:

To Lynch:

Michael J. Small
Office of the President
Lynch Corporation
8 Sound Shore Drive
Greenwich, Connecticut  06830

To Morgan:

Charles Baum
Chairman
The Morgan Group, Inc.
28651 US 20 West
Elkhart, Indiana  31717

                                       4

            IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

ATTEST:                                LYNCH CORPORATION

________________________________       By:______________________________________
                                               Michael J. Small
                                               Office of the President

ATTEST:                                THE MORGAN GROUP, INC.

________________________________       By:______________________________________
                                               Charles Baum
                                               Chairman

                                       5